SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (date of earliest event reported):  April 22, 1997

Mallon Resources Corporation
(exact name of registrant as specified in its charter)

Colorado                       0-17267       84-1095959
(State or other               (Commission   (I.R.S. Employer
jurisdiction                  File Number)  Identification No.)
of incorporation)

999 18th Street, Suite 1700, Denver, Colorado       80202
(address of principal executive offices)           (zip code)

Registrant's telephone number, including area code: (303) 293-2333 not applicable
(former name or former address, if changed since last report)


Item 5.  Other Events

On April 22, 1997, the Board of Directors of Mallon Resources Corporation (the "Company") adopted a Shareholders' Rights Plan. The Plan protects shareholder interests in the event that the Company is confronted with coercive or unfair takeover tactics, including offers that do not treat all shareholder interests fairly or do not maximize the value of the Company, including the long-term gains which the shareholders could reasonably expect to receive if the Company remains independent. The Plan is not intended, nor will it operate, to prevent an acquisition of the Company on terms that are favorable and fair to all shareholders. The Plan is designed to deal with the very serious problem of unilateral actions by hostile acquirers that are calculated to deprive the Board and shareholders of their ability to determine the destiny of the Company. Acquisition offers that reflect the Company's fair value and that are made to all shareholders would not be affected by the Plan;

Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

3.05	Rights Agreement, dated as of April 22, 1997, between the Company and Securities Transfer Corporation.

                                 Signatures

     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Mallon Resources Corporation


April 24, 1997                  __/s/ Roy K. Ross_________________
                                Roy K. Ross, Executive Vice President